As filed with the Securities and Exchange Commission on September 15, 2000.

                                 Registration No. 333-__________
________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549
                   ___________________________

                            FORM S-3
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                   ___________________________

                   FIRST LEESPORT BANCORP, INC.
      (Exact Name of Registrant as Specified in its Charter)

        Pennsylvania                              23-2354007
  (State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)             Identification No.

                     133 North Centre Avenue
                   Leesport, Pennsylvania 19533
                          (610) 926-2162
   (Address and Telephone Number of Principal Executive Offices)
                   ___________________________

                                Copies to:
Raymond H. Melcher, Jr.         David W. Swartz, Esquire
Chairman, President and         Stevens & Lee, P.C.
  Chief Executive Officer       111 North Sixth Street
First Leesport Bancorp, Inc.    P.O. Box 679
133 North Centre Avenue         Reading, Pennsylvania 19603-0679
Leesport, Pennsylvania 19533    (610) 478-2000
(610) 926-2162
(Name, Address and Telephone
 Number of Agent for Service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration
Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.  [  ]
                   __________________________

                 CALCULATION OF REGISTRATION FEE
________________________________________________________________

Title of each                    Proposed
   class of                      maximum     Proposed
  securities        Amount       offering    aggregate    Regis-
    to be            to be       price per   offering    tration
  registered      registered     unit(1)     price         Fee
________________________________________________________________

Common Stock,   200,000 shares    $14.00    $2,800,000   $739.20
$5.00 par
value
________________________________________________________________

(1)  Estimated solely for the purposes of calculating the
     registration fee.  Computed in accordance with Rule 457(c), on the basis of the average of the bid and asked prices for the common stock of First Leesport Bancorp, Inc. in the
     over-the-counter market on September 12, 2000.
                       __________________



PROSPECTUS

                   FIRST LEESPORT BANCORP, INC.
                   ___________________________

                        AMENDED AND RESTATED
                       DIVIDEND REINVESTMENT
                     AND STOCK PURCHASE PLAN
                   ___________________________

          First Leesport Bancorp, Inc. is offering shareholders the opportunity to automatically reinvest dividends for the purchase of shares of First Leesport common stock under this Dividend Reinvestment and Stock Purchase Plan. First Leesport is also providing participants the opportunity to purchase additional shares of First Leesport common stock through optional cash payments.

                   ___________________________

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense. These securities are not savings or deposit accounts or other obligations of any bank, and they are not insured by the Federal Deposit Insurance Corporation or any governmental agency.

                    ___________________________

           This Prospectus is dated September 15, 2000.



                   FIRST LEESPORT BANCORP, INC.

                      AMENDED AND RESTATED
                    DIVIDEND REINVESTMENT AND
                      STOCK PURCHASE PLAN

          The following, in a question and answer format, is First Leesport's Amended and Restated Dividend Reinvestment and Stock Purchase Plan. Those holders of common stock who do not participate in the Plan will continue to receive cash dividend payments by check, if and when dividends are declared.

Purpose

1.   What is the purpose of the Plan?

          The purpose of the Plan is to provide holders of First Leesport common stock with an attractive and convenient method of investing cash dividends and, from time to time as the Board of Directors of First Leesport may in its discretion determine, voluntary cash payments, in additional shares of common stock. To the extent the shares are purchased directly from First Leesport, First Leesport will receive additional funds to be used for general corporate purposes (see "Use of Proceeds").

Advantages

2.   What are the advantages of the Plan?

          - Participants may reinvest quarterly dividends to purchase additional shares of common stock, including dividends paid on full and fractional shares held in a participant's account.

          - Participants may invest by making monthly optional cash payments up to specified limits in any month.
             Shares purchased with optional cash payments will automatically be enrolled in the Plan.

          - Participants will receive a detailed statement of account transactions.

          - The Plan provides for safekeeping, free of charge, for all certificates representing shares of common stock purchased under the Plan through the Plan's free custodial service.

          - Participants may change options under the Plan at any time. Participants may elect to have all dividends reinvested, or only partial dividends reinvested.

          - Participants retain voting control of shares held under the Plan.

          As of the date of this Prospectus, optional cash purchases may be made in any amount from a minimum payment of $50 up to a maximum total of $5,000 per month. The minimum and maximum amounts of monthly optional cash purchases may be changed (or optional cash purchases may be eliminated), however, at First Leesport's discretion.

Administration

3.   Who administers the Plan for Participants?

          American Stock Transfer & Trust Company will administer the Plan as agent (the "Agent") for Participants, and in such capacity sends statements of account to Participants and performs other duties relating to the Plan. All correspondence relating to the Plan should mention the First Leesport Bancorp, Inc. Dividend Reinvestment Plan, should include your account number, and should be directed to:

               American Stock Transfer & Trust Company
               Dividend Reinvestment Department
               59 Maiden Lane
               New York, New York  10038

          Telephone requests may be directed to the Agent at 1-
800-278-4353.

Participation

4.   Who is eligible to participate?

          All record holders of at least one whole share of common stock are eligible to participate in the Plan. If you hold your shares in your own name, you may participate in the Plan. If you are a beneficial owner whose shares are registered in any name other than your own (e.g., in a broker's "street name" or in the name of a bank nominee), you must either make appropriate arrangements for your broker or nominee to participate in the Plan on your behalf or you must become a shareholder of record by having those shares with respect to which you wish to participate transferred into your own name. Beneficial owners who are not record holders, however, may not make optional cash payments to purchase additional shares of common stock under the Plan.

          Shareholders residing in certain states may be ineligible to participate in the Plan if First Leesport, in its sole discretion, determines that causing the Plan to comply with the applicable laws and regulations in such states is onerous.

          Shareholders who participate in First Leesport's existing dividend reinvestment plan will be enrolled automatically in this Plan. No action is required by such participants to remain enrolled in the Plan.

5.   Is partial participation possible under the Plan?

          Yes. If you desire that the dividends on only some of your shares held of record be reinvested under the Plan, you may indicate such number of shares on the Plan authorization form. Dividends will thereafter be reinvested on the number of shares you specify, and you will continue to receive cash dividends on the remainder of your shares.

6.   How does an eligible shareholder become a Participant?

          An eligible shareholder who is the record holder of common stock may join the Plan at any time by completing and signing the authorization form included with this Prospectus and returning it to the Agent. A postage-paid envelope is provided for that purpose.

          The Agent must receive authorization forms for new
Participants prior to a dividend record date to reinvest the related dividend.

7. Does a shareholder have to authorize dividend reinvestment on a minimum number of shares?

          No. An eligible shareholder can authorize the reinvestment of dividends on any full number of shares of common stock.

8. May a Participant change the number of shares subject to the Plan?

          Yes. If you wish to change the number of shares of common stock subject to the Plan, you must notify the Agent in writing to that effect. Any notification received after a dividend record date will not be effective until dividends paid for that record date have been reinvested and the shares credited to your account.

Purchases

9. What is the source for shares of common stock purchased under the Plan?

          Plan shares will be purchased, at First Leesport's discretion, either directly from First Leesport or on the open market, or both.

10. When and how will shares of common stock be purchased under the Plan?

          In the event the Agent purchases shares of common stock from First Leesport, dividends will be reinvested on the dividend payment date. In the event the Agent purchases shares of common stock on the open market, dividends will be reinvested at such times as the Agent may determine as soon as practicable on or following the dividend payment date or such later date as may be necessary or advisable under any applicable securities or other laws.

          The Agent will apply monthly voluntary cash payments received by the Agent to the purchase of common stock on or as soon as practicable following the fifteenth day of that month (the "Purchase Date")at a price determined in accordance with the provisions of the Plan. The Agent must receive voluntary cash payments at least two business days prior to a Purchase Date to purchase shares on that Purchase Date. Any voluntary cash payments received more than two business days prior to the Purchase Date for a particular month will be applied to the purchase of common stock on the Purchase Date in the next following month. No interest will be paid on voluntary cash payments. Therefore, you should forward voluntary cash payments to the Agent shortly before the Purchase Date in a particular month while taking care to allow sufficient time to ensure that a voluntary cash payment is received by the Agent at least two business days prior to the Purchase Date. Any uninvested voluntary cash payments will be returned to you upon request received by the Agent at least two business days prior to a Purchase Date.

11.  How are optional cash purchases made?

          The option to make cash purchases is available to shareholders on a monthly basis. Each such purchase must be at least a minimum monthly amount and purchases cannot exceed a total maximum monthly amount, both as determined by First Leesport.

         As of the date of this Prospectus, optional cash purchases may be made in any amount from a minimum payment of $50 up to a maximum total of $5,000 per month. The minimum and maximum amounts of monthly optional cash purchase, however, may be changed (or optional cash purchases may be eliminated) at First Leesport's discretion upon sending Plan participants prior written notice.

          For purposes of the limitation on the maximum monthly amount, all Plan accounts deemed by First Leesport to be under common control or management will be aggregated. First Leesport reserves the right to return to participants amounts which exceed the maximum monthly amount.

          You can make optional cash purchases by enclosing a check or money order payable in the United States (payable to "American Stock Transfer & Trust Co.") with the authorization form. Thereafter, optional cash purchases may be made by completing the forms you receive from the Agent or through a direct draft from the deposit account at your financial institution.

12. At what price will shares of common stock be purchased under the Plan?

          The price of shares of common stock purchased with reinvested cash dividends and optional cash payments, if any, will be the market price of the common stock. For shares acquired directly from First Leesport, the market price of the common stock for purposes of this Plan is the average of the closing bid and asked quotations for a share of common stock on the dividend payment date, or the Purchase Date in the case of voluntary cash purchases, as reported by Nasdaq. For shares acquired in the open market, the market price of the common stock is the weighted average of the price actually paid for such shares, including brokerage commissions, purchased by the Agent.

13. How many shares of common stock will be purchased for Participants?

          The number of shares that will be purchased for each Participant will depend on the amount of dividends reinvested and the amount of optional cash payments, if any, in a Participant's account and the applicable purchase price of the common stock (see No. 12 above). Each Participant's account will be credited with that number of shares, including any fractional interest computed to three decimal places, equal to the total amount to be invested divided by the applicable purchase price as described in the response to Question No. 12 above.

14. Will dividends on shares held in a Participant's account be used to purchase additional shares under the Plan?

          Yes. All dividends on shares held in a Participant's account, whether purchased through dividend reinvestment or through voluntary cash payments, will be automatically reinvested in additional shares of common stock.

15.  Who will pay the costs of administering the Plan?

          All costs of administering the Plan will be paid by First Leesport.

Reports to Participants

16. What kind of reports will be sent to Participants in the Plan?

          A statement of account transactions will be mailed to each Participant promptly after the dividend payment date or the date a voluntary cash contribution is invested, as the case may be. These statements will provide a record of cost information and should be retained for tax purposes. Each Participant will also receive copies of First Leesport's annual and quarterly reports to shareholders, proxy statements and information for income tax reporting purposes.

Share Certificates

17. Will certificates be issued for shares of common stock purchased under the Plan?

          Unless requested by a Participant, certificates for shares of common stock purchased under the Plan will not be issued. The number of shares credited to a Participant's account under the Plan will be shown on his or her statement of account. This safekeeping feature protects against loss, theft or destruction of stock certificates. Certificates will be issued for shares withdrawn from the Plan (see No. 19 below).

          As an additional service to Participants, Participants may deposit free of charge with the Agent for safekeeping any certificate for shares of common stock subject to reinvestment of dividends under the Plan. Delivery of certificates for this service is at the risk of the shareholder and, for delivery by mail, insured registered mail with return receipt is recommended. The receipt of any shares delivered for safekeeping will be shown on your account statement.

18. In whose name will certificates be registered when issued to Participants?

          All shares of common stock purchased by the Agent pursuant to the Plan, including any fractions of a whole share, will be registered in the name of the Agent or its nominee as agent for each Participant. Shares of common stock purchased by the Agent on behalf of each Participant will be credited to such Participant's account on the books and records of the Plan, which books and records will be maintained at all times by the Agent.

Withdrawal of Shares in Plan Account

19. May a Participant withdraw shares from his or her Plan account without terminating participation in the Plan?

          Yes. A participant may withdraw some or all of the whole shares in his or her Plan account either in the form of a stock certificate or by instructing the Agent to sell such shares. To do this, you must instruct the Agent in writing to either issue a stock certificate for the number of whole shares or sell a specific number of whole shares.

Termination of Plan Participation

20. How does a Participant terminate participation in the Plan?

          You may terminate participation in the Plan by notifying the Agent in writing to that effect. Termination may be made by requesting the issuance of a stock certificate for the whole shares in your account plus the sale of any fractional share interest in your account or by requesting the Agent to sell all shares in your Plan account. Any request for termination received on or after the record date for a dividend will not be effective until dividends paid for such record date have been reinvested and the shares credited to your Plan account.

Disposal of All Shares Held in Stock Certificate Form

21. If I dispose of all shares held by me in stock certificate form, will my Plan account be automatically terminated?

          No. If you dispose of all shares registered in your name, the Agent will, until otherwise notified, continue to reinvest the dividends on shares held in your Plan account.

Federal Tax Information

22. What are the federal income tax consequences of participation in the Plan?

          Reinvestment Dividends. In the case of reinvested dividends, when shares are acquired for a Participant's account directly from First Leesport, the Participant must include in gross income a dividend equal to the number of shares purchased with reinvested dividends multiplied by the fair market value of the common stock on the relevant dividend payment date. The Participant's basis in such shares will also equal the fair market value of the shares on the relevant dividend payment date.

          Alternatively, when shares are purchased for a Participant's account on the open market with reinvested dividends, a Participant must include in gross income a dividend equal to the actual price of the shares. The Participant's basis in shares held for his or her account will be equal to the purchase price for the shares.

          Optional Cash Payments. A Participant's basis in shares acquired with optional cash payments will be equal to the cost of the shares.

          Additional Information. The holding period for shares acquired pursuant to the Plan will begin the day after the date the shares are acquired. In the case of any shareholder as to whom federal income tax withholding on dividends is required and in the case of a foreign shareholder whose taxable income under the Plan is subject to federal income tax withholding, First Leesport will reinvest dividends net of the required amount of tax withheld.

          Participants should consult their own tax advisors as to the tax consequences of account transactions. We will provide certain tax information to Participants (see No. 16 above).

Other Information

23. What happens if First Leesport declares a stock dividend, effects a stock split or has a rights offering with respect to common stock?

          Any shares resulting from a stock dividend or stock split with respect to the common stock (whole shares and any fractional interest) in a Participant's account will be credited to such account. The basis for any rights offering will include the shares of common stock and any fractional interest credited to a Participant's account.

24. How will the shares credited to a Participant's account be voted at a meeting of the shareholders?

          If on a record date for a meeting of shareholders there are shares credited to a Participant's account under the Plan, such Participant will be sent proxy materials for such meeting. A Participant will be entitled to one vote for each share of common stock credited to the Participant's account. The Participant may vote by proxy or in person at any such meeting.

25.  What is the responsibility of the Agent?

          The Agent receives the Participants' dividend payments and voluntary cash payments, invests such amounts in additional shares of common stock, maintains continuing records of each Participant's account, and advises Participants as to all transactions in and the status of their accounts. The Agent acts in the capacity of agent for the Participants.

          All notices from the Agent to a Participant will be addressed to the Participant at his last address of record with the Agent. The mailing of a notice to a Participant's last address of record will satisfy the Agent's duty of giving notice to such Participant. Therefore, Participants must promptly notify the Agent of any change of address.

          The Agent, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim for liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death or modifying, suspending or terminating participation by a shareholder who First Leesport determines is using the Plan for purposes inconsistent with the intended purposes of the Plan. Neither the Agent nor First Leesport shall have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

          All transactions in connection with the Plan shall be governed by the laws of the Commonwealth of Pennsylvania.

26.  May the Plan be modified or discontinued?

          First Leesport reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. Participants will receive prior notice of any such suspension, termination or modification. In addition, First Leesport and the Agent may adopt reasonable procedures for the administration of the Plan.

27.  May a Participant pledge shares purchased under the Plan?

          No. A Participant who wishes to pledge shares credited to his account must request the withdrawal of such shares in accordance with the procedures outlined in response to Question No. 19 above.

                         USE OF PROCEEDS

          The proceeds from the sale of common stock offered pursuant to the Plan will be used for general corporate purposes, including, without limitation, investments in and advances to First Leesport's direct and indirect subsidiaries.

         DESCRIPTION OF FIRST LEESPORT CAPITAL SECURITIES

          The authorized capital stock of First Leesport consists of 10,000,000 shares of common stock, $5.00 par value. As of August 1, 2000, there were 1,853,005 shares of First Leesport common stock outstanding. There are no other shares of capital stock of First Leesport authorized, issued or outstanding. First Leesport has no options, warrants, or other rights authorized, issued or outstanding, other than options granted under First Leesport's stock option and other employee benefit plans.

Common Stock

          The holders of First Leesport common stock share ratably in dividends when and if declared by the First Leesport Board of Directors from funds legally available from First Leesport. Declaration and payment of cash dividends by First Leesport depend upon dividend payments by Leesport Bank, which are First Leesport's primary source of revenue and cash flow. First Leesport is a legal entity separate and distinct from its subsidiaries. Accordingly, the right of First Leesport, and consequently the right of creditors and shareholders of First Leesport, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of First Leesport in its capacity as a creditor may be recognized.

          Each holder of shares of First Leesport common stock has one vote for each share held on matters upon which shareholders have the right to vote. First Leesport shareholders cannot cumulate votes in the election of directors.

          Holders of First Leesport common stock have no preemptive rights to acquire any additional shares of First
Leesport. In addition, First Leesport common stock is not subject to redemption.

          First Leesport's Articles of Incorporation authorize the First Leesport Board of Directors to issue authorized shares of First Leesport common stock without shareholder approval. First Leesport common stock is included for quotation on the Nasdaq Small Cap Market. To maintain Nasdaq inclusion, First Leesport's shareholders must approve the issuance of additional shares of First Leesport common stock or securities convertible into First Leesport common stock if the issuance of such securities

          - relates to acquisition of a company and the securities will have 20% or more of the voting power outstanding before the issuance;

          - relates to acquisition of a company in which a director, officer or substantial shareholder of First Leesport has a 5% or greater interest and the issuance of the securities could result in an increase in outstanding common stock or voting power of 5% or more;

          - relates to a transaction, other than public offering, at a price less than the greater of book or market value in which the shares issued will equal 20% or more of the shares of First Leesport common stock or 20% or more of the voting power outstanding before issuance; or

          -  would result in a change in control of First
             Leesport.

          Under Nasdaq rules, shareholders must also approve a stock option or purchase plan applicable to officers and directors other than a broadly-based plan in which other security holders of First Leesport or employees of participate.

          In the event of liquidation, dissolution or winding-up of First Leesport, whether voluntary or involuntary, holders of First Leesport common stock share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made for the satisfaction of its liabilities).

Special Charter and Pennsylvania Corporate Law Provisions

          First Leesport's Articles of Incorporation and Bylaws contain provisions which may have the effect of deterring or discouraging an attempt to acquire control of First Leesport.
These provisions:

          - divide the First Leesport Board of Directors into three classes serving staggered three-year terms;

          - require that shares with at least 70% of total voting power approve mergers and other similar transactions in which First Leesport would not be the surviving or controlling entity;

          - require that shares with at least a majority, or in certain instances 70%, of total voting power approve the repeal or amendment of First Leesport's
             Articles of Incorporation;

          - require any person who acquires stock of First Leesport with voting power of 30% or more offer to purchase for cash all remaining shares of First Leesport voting stock at the highest price paid for shares of First Leesport during the preceding year, unless 80% or more of the directors approve the acquisition of First Leesport by such person;

          - eliminate cumulative voting in elections of directors;

          - allow the Board of Directors to consider any pertinent issues when considering whether to oppose an offer to acquire First Leesport and allow it to take any lawful action to accomplish rejection of an offer;

          - require advance notice of nominations for the election of directors at meetings of shareholders;
             and

          - require shareholders entitled to cast at least 20% of the vote which all shareholders are entitled to cast to call a special meeting.

          The Pennsylvania Business Corporation Law also contains certain provisions applicable to First Leesport which may have the effect of impeding a change in control of First
Leesport.  These provisions:

          - require that, following any acquisition by a shareholder of 20% of a public corporation's voting power, the remaining shareholders have the right to receive payment for their shares, in cash, in an amount equal to the "fair value" of the shares, including an increment representing a proportion of any value payable for control of the corporation;

          - prohibit for five years, subject to certain exceptions, a "business combination," which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets, with a shareholder or group of shareholders beneficially owning 20% or more of a public corporation's voting power;

          - prevent a shareholder acquiring different levels of voting power (20%, 33-1/3% and 50%) from voting any shares in excess of the applicable threshold unless "disinterested shareholders" approve such voting rights; and

          - require any person or group that publicly announces that it amy acquire control of the corporation, or that acquires or publicly discloses an intent to acquire 20% or more of the voting power of the corporation, to disgorge to the corporation any profits it receives from sales of the corporation's equity securities purchased over the prior
             18 months.

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provisions of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          The bylaws of First Leesport provide for
(1) indemnification of directors, officers, employees, and agents and (2) the elimination of a director's liability for monetary damages to the fullest extent permitted by Pennsylvania law.

                          LEGAL MATTERS

          The validity of the shares offered hereby will be passed upon for First Leesport by Stevens & Lee, P.C., Reading,
Pennsylvania.

                             EXPERTS

          The consolidated financial statements of First
Leesport for the fiscal year ended December 31, 1999 incorporated in this Prospectus and the Registration Statement by reference have been audited by Beard & Company, Inc., independent accountants, to the extent and for the periods as indicated in their report and are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                 WHERE YOU CAN FIND MORE INFORMATION

          First Leesport is subject to the information requirements of the Securities Exchange Act of 1934 and files reports, proxy statements and other information with the Securities and Commission. You may read and copy any reports, proxy statements and other information. First Leesport files at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. First Leesport's SEC filings are also available on the SEC's website at http://www.sec.gov.

          First Leesport has filed a registration statement to register under the Securities Act of 1933 the common stock offered by this prospectus. This prospectus does not contain all the information included in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission.

          The SEC allows First Leesport to "incorporate by reference" the information it has filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:

          - First Leesport's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

          - First Leesport's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30,
             2000.

          You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. Any statement made in a document that is incorporated by reference will modify or supersede for all purposes a contrary statement in this prospectus or in a document previously incorporated by reference. You should not assume that the information in this prospectus, including information incorporated by reference, or in any prospectus supplement is accurate as of any date other than the date of the document.

          First Leesport will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to:

               First Leesport Bancorp, Inc.
               133 North Centre Avenue
               Leesport, Pennsylvania 19533
               Attention:  Corporate Secretary

          You should direct telephone requests to First Leesport at (610) 208-0966 (ex. 211).



                             PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

          SEC Registration Fee                  $  739
          Legal Expenses                         3,500*
          Printing Costs                         1,500*
          Miscellaneous                           _500*
          Total                                 $6,239*

          *Estimated

Item 15.  Indemnification of Directors

          Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provisions of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          The bylaws of First Leesport provide for
(1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

          Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by First Leesport.

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the directors, officers and controlling persons of First Leesport pursuant to the foregoing provisions, or otherwise, First Leesport has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Item 16.  Exhibits

          The following exhibits are included with this Registration Statement:

 4.1  Articles of Incorporation of First Leesport Bancorp, Inc.
      (incorporated herein by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1998).

 4.2 Bylaws of First Leesport Bancorp, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant's
      Annual Report on Form 10-KSB for the year ended
      December 31, 1998).

 5.1 Opinion of Stevens & Lee, P.C. re: legality of common stock being registered.

23.1 Consent of Stevens & Lee, P.C. (included at Exhibit 5.1 of this Registration Statement).

23.2  Consent of Beard & Company, Inc., independent auditors.

24.1  Power of Attorney (included on signature page).

Item 17.  Undertakings

          The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          The undersigned Registrant undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leesport, the Commonwealth of Pennsylvania, as of this 15th day of August 2000.

                              FIRST LEESPORT BANCORP, INC.

                              By /s/ Raymond H. Melcher, Jr.
                                Raymond H. Melcher, Jr.
                                President and Chief Executive
                                Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond H. Melcher, Jr., Kurt A. Phillips, and David W. Swartz, Esquire, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitute and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities as of the dates indicated.

Signature                         Title                 Date

/s/ Raymond H. Melcher, Jr. Chairman, President  August 15, 2000
Raymond H. Melcher, Jr.     and Chief Executive
                            Officer and Director
                            (Principal Executive
                            Officer)

/s/ Kurt A. Phillips        Senior Vice          August 15, 2000
Kurt A. Phillips            President and Chief
                            Financial Officer
                            (Principal Financial
                            and Principal
                            Accounting Officer)

___________________________ Director             August __, 2000
Edward C. Barrett

/s/ James H. Burton         Director             August 15, 2000
James H. Burton

___________________________ Director             August __, 2000
Anthony R. Cali

/s/ John T. Connelly        Director             August 15, 2000
John T. Connelly

/s/ Charles J. Hopkins      Director             August 15, 2000
Charles J. Hopkins

/s/ Keith W. Johnson        Director             August 15, 2000
Keith W. Johnson

/s/ William Keller          Director             August 15, 2000
William Keller

___________________________ Director             August __, 2000
Andrew J. Kuzneski, Jr.

/s/ Harry J. O'Neill, III   Director             August 15, 2000
Harry J. O'Neill, III

___________________________ Director             August __, 2000
Roland C. Moyer, Jr.

/s/ Karen A. Rightmire      Director             August 15, 2000
Karen A. Rightmire

/s/ Alfred J. Weber         Director             August 15, 2000
Alfred J. Weber



                          EXHIBIT INDEX

 No.                Description

 5.1 Opinion of Stevens & Lee re: legality of common stock being registered.

23.1  Consent of Stevens & Lee (included at Exhibit 5.1 of this
      Registration Statement).

23.2  Consent of Beard & Company, Inc.



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